UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2016

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

310 N. Indian Hill Blvd., #702
Claremont, California	91711
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2016, Kiwa Bio-Tech Products Group Corporation (OTC: KWBT) executed a sales agreement with Joyvio Great Northern Wilderness Holding Company (“Joyvio”), for an initial purchase of 10,000 tons of Kiwa’s special organic fertilizer for rice formula. Based on the terms of the agreement, KIWA special fertilizer will be delivered on or about March 15, 2016. The Company believes that initial sales under this agreement during calendar year 2016 will be approximately US$4 million.

The sale of Kiwa’s special fertilizer to Joyvio Great Northern Wilderness Corporation marks KIWA’s initial entry into the Northeast China market. Joyvio has plans to develop and plant nearly one million mu (approximately 164,737 acres) of high-end rice crop in the next three years, and the fertilizer products of KIWA will be extensively utilized in connection with this development.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2016

Kiwa Bio-Tech Products Group Corporation

By:	/s/ Jimmy Ji Zhou
Name:	Jimmy Ji Zhou
Title:	Chief Executive Officer